CSX/CR IS NOT UP/SP

        FACTS
        -----
        WESTERN RAILROADS BALANCED
        --------------------------
          A. In the West most major markets already were served by both BNSF and UP before UP/SP.
                  1.   only exceptions:  New Orleans and Salt Lake City
          B. Existing traffic flows and train schedules were in place to form the critical mass necessary for efficient BNSF operations.
                  1.   competitive service hampered by low volumes
                  2.   costs per unit higher with low volumes
          C. The competitive rail infrastructure was largely in place.
                  1.   yard facilities
                  2.   management
                  3.   customer service
                  4.   communications
                  5.   repair facilities
          D. Competition could be enhanced by providing shorter, more efficient routes and industry access.
        I.   NO BALANCE IN EAST
             A. Competitive alternatives do not exist in most northeastern markets.
                  1.   In many markets, CR is the only Class 1 rail carrier.
                       a)    New York City
                       b)    Northern New Jersey
                       c)    Boston
                  2.   At many points in the East, CSXT is the
                       alternative network to Conrail. CSXT and CR are the only Class 1 rail carriers in many major markets.
                       a)    Baltimore
                       b)    Dayton
                       c)    Indianapolis
                       d)    Philadelphia (despite CP s minor presence)
                       e)    Pittsburgh
                       f)    Wilmington
                       g)    Youngstown
          B. Most rail competition that does exist in the Northeast is fragile.
                  1.   CP/D&H and NYS&W/DO into Northern New Jersey
                  2.   Wheeling and Lake Erie into Pittsburgh
          C. CSXT has the competitive infrastructure and traffic base to give it the best starting point to provide competitive enhancements through trackage rights, etc. Anyone else would be non-viable.
          D.      CSXT already is significantly larger than NS:
                  1.   1995 operating revenues
                       a)    CSXT 22% larger than NS
                  2.   1995 carloads handled
                       a)      CSXT 21% larger than NS


                              CSX/CR IS NOT UP/SP

        RESULTS
        -------
        II.  LIMITED TRACKAGE RIGHTS PROVIDE ADEQUATE WESTERN SOLUTION
             ---------------------------------------------------------
             A.   BNSF can use its existing infrastructure to
                  support the trackage/haulage rights and switching
                  granted to it in UP/SP and can build on its
                  existing traffic base.
             B.   Even with an existing base of operations and
                  traffic, implementation of the UP/SP conditions is
                  moving slowly.
             C.   The western rail system will be reasonably
                  balanced.
                  1.   1995 operating revenues
                       a)    54% UP            $9.54 billion
                       b)    46% BNSF          $8.17 billion
                  2.   1995 carloads handled
                       a)    58% UP            10,097,760 carloads
                       b)    42% BNSF           7,244,418 carloads
             3.   route miles
                       a)    55% UP            38,366 miles
                       b)    45% BNSF          31,326 miles
        III. OVERWHELMING CSX/CR DOMINANCE IN EAST
             -------------------------------------
             A.   CR's existing lock on parts of the Northeast will
                  be strengthened.
                     New York -- CR handled 83% of 1994 NY rail revenue
                     New Jersey -- CR handled 64% of 1994 NJ rail revenue Massachusetts -- CR handled 63% of 1994 MA rail revenue
             B.   CSX/CR would control Class I track in most overlap
                  states.
                  1.   Maryland -- 98%
                  2.   Ohio -- 73%
                  3.   Pennsylvania -- 99%
                  4.   West Virginia -- 78%
                  5.   Delaware -- 100%
             C.   CSX/CR would completely dominate the eastern rail
                  system.
                  1.   1995 operating revenues
                       a)    68% CSX/CR        $8.4  billion
                       b)    32% NS            $4.0 billion
                  2.   1995 carloads handled
                       a)    67% CSX/CR        9,284,027 carloads
                       b)    33% NS            4,459,808 carloads
                  3.   route miles
                       a)    67% CSX/CR        29,346 miles
                       b)    33% NS            14,415 miles
             D.   CSX/CR is comparable to BNSF and UP merging in the
                  Gulf Coast with KCS as the only competitive
                  alternative.

        November 4, 1996